EXHIBIT 10.1
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                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of October 6, 2006, between SUNTERRA CORPORATION, a Maryland corporation (the "COMPANY"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 29, 2004, providing for the issuance of an aggregate principal amount of $95,000,000 of 3 3/4% Senior Subordinated Convertible Notes due 2024 (the "NOTES");

         WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company and the Trustee may amend the Indenture and the Notes without the written consent of any Holder for the purposes of adding to the Company's covenants for the benefit of the Holders;

         WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company may amend the Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding of then outstanding Notes (the "MAJORITY HOLDERS") or by adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Notes represented at the meeting, or waive any noncompliance by the Company;

         WHEREAS, the Company intends to amend certain provisions in the Indenture (the "PROPOSED AMENDMENTS");

         WHEREAS, the Majority Holders have consented to the Proposed
Amendments;

         WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company have been duly performed and complied with; and

         WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:





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                                   ARTICLE I
                             AMENDMENTS TO INDENTURE

         Section 1.01. AMENDMENT OF ARTICLE 4. Article 4 of the Indenture and any corresponding provisions in the Notes are modified as provided herein:

         (a) Section 4.01 (Payment of Principal, Premium, Interest on the Notes) shall be amended by inserting the following additional paragraph at the end thereof:

                  "In addition to the interest payable at the Interest Rate in respect of the Notes as set forth above, on the Interest Payment Dates falling on each of March 29, 2007 and September 29, 2007, the Company will pay additional special interest equal to 1.5625% of the principal amount of Notes to Holders of record at the close of business on March 15, 2007, in the case of March 29, 2007, or September 15, 2007, in the case of September 29, 2007."

         (b) Section 4.02 (SEC and Other Reports) shall be deleted in its entirety and replaced with the following:

                  "SECTION 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, it is understood that the Company shall have no obligation to file any such report, information or document with the Trustee until such report, information or document is actually filed with the SEC. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, such reports shall be filed with the Trustee at the times the Company would have been required to file reports with the Trustee had it continued to have been subject to such reporting requirements. The Company also shall comply with the provisions of TIA Section 314(a) insofar as they are applicable under federal law. Notwithstanding the foregoing provisions of this Section 4.02, no Default or Event of Default shall arise from the failure to comply with this Section 4.02 for any reason at any time prior to the close of business on March 29, 2008."






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                                   ARTICLE II
                            Conditions; Effectiveness

         Section 2.01. CONDITIONS AND EFFECTIVENESS. This Supplemental Indenture shall become effective upon execution and delivery by the Company and the Trustee.

                                   ARTICLE III
                                  Miscellaneous

         Section 3.01. INDENTURE RATIFIED. Except as otherwise provided herein, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

         Section 3.02. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 3.03. TRUSTEE NOT RESPONSIBLE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

         Section 3.04. GOVERNING LAW. This Supplemental Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

         Section 3.05. SUCCESSORS. All agreements in this Supplemental Indenture of the Company or the Trustee shall bind their respective successors and assigns.

         Section 3.06. SEVERABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.





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         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                         SUNTERRA CORPORATION

                                         By: /s/  Frederick C. Bauman
                                            ---------------------------------
                                                  Name:   Frederick C. Bauman
                                                  Title:  Vice President



                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                           as Trustee

                                         By: /s/  Julie Becker
                                            ---------------------------------
                                                  Name:   Julie Becker
                                                  Title:  Vice President









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